        Exhibit 10.1

RETENTION AGREEMENT

This RETENTION AGREEMENT (the “Agreement”), which is effective as of May 8, 2024 (the “Effective Date”), by and between Fidelity & Guaranty Life Business Services, Inc. and its affiliates (the “Company”), and John Currier (“Employee”), an Iowa resident.

WHEREAS, due to business needs, the Company considers it essential to its best interests to foster the continuous employment of key personnel, such as Employee; and

WHEREAS, on May 8, 2024, the Board of Directors of the Company determined to appoint Employee to serve as President of the Company and, in connection with Employee’s new position and the additional responsibilities Employee will undertake in connection therewith, the Compensation Committee of the Board of Directors has determined that Employee should receive a new retention-based bonus opportunity of $1,500,000 (One Million Five-Hundred Thousand Dollars and No Cents, USD) (the “Retention Bonus Opportunity”).

NOW, THEREFORE, in consideration of the retention bonus opportunity set forth herein, continued employment through a Retention Period and the covenants and agreements herein contained, the sufficiency of which are acknowledged, the parties agree as follows:

1.RETENTION PERIOD: The Retention Period shall begin on the Effective Date and expire upon the earlier to occur of (1) the termination of your employment without Cause or (2) two (2) years from the date of this Agreement, (“Retention Period”), subject to the terms and conditions of the Agreement.

2.RETENTION BONUS OPPORTUNITY: The Company offers Employee a Retention Bonus Opportunity in the total amount of $1,500,000.00 (One Million Five-Hundred Thousand Dollars and No Cents, USD), herein referred to as the “Retention Bonus,” payable in a lump sum payment, minus statutorily required deductions, if Employee continues his employment through the end of the Retention Period. Subject to Employee’s continued employment through the Retention Period and otherwise fulfilling the terms of this Agreement, the Company shall pay Employee the Retention Bonus within thirty (30) business days of the end of the Retention Period. Nothing in this Agreement shall be construed to obligate the Company to offer additional retention bonus opportunities. Employee acknowledges that the Retention Bonus Opportunity is compensation to which he is not otherwise entitled.

3.CONDITIONS: In order to earn and receive payment of the Retention Bonus, Employee must (1) remain actively employed and in compliance with the Company’s policies and directives concerning job performance and conduct through the Retention Period, (2) keep the existence and terms of this Retention
Fidelity & Guaranty Life Insurance Company
801 Grand Ave., Suite 2600, Des Moines, IA 50309
1.888.697.LIFE • fglife.com
“F&G” is the marketing name for Fidelity & Guaranty Life Insurance Company issuing insurance in the United States outside of New York.
Life insurance and annuities issued by Fidelity & Guaranty Life Insurance Company, Des Moines, IA.

        Exhibit 10.1

Bonus confidential, except that you may discuss it with your spouse and/or your accountant or other financial advisor, and (3) provide assistance to the Company (including the Board of Directors and any special committees of the Board of Directors) and its counsel and accountants in any financial audits or internal investigation involving securities, financial, accounting, or other matters, and in its defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which you have been or continue to be employed by the Company.

For the avoidance of doubt, Employee shall be deemed to satisfied the condition of active employment with the Company through the Retention Period if Employee’s employment with the Company is terminated by the Company without Cause during the Retention Period. Employee shall not earn and shall not be eligible to receive payment of the Retention Bonus if Employee voluntarily resigns or is terminated for Cause during the Retention Period. For the purposes of this Agreement, Cause shall be defined as neglect of duties, insubordination, material violations of Company policies or procedures or participation in a pre-trial diversion program relating to a crime of dishonesty/conviction of a crime involving dishonesty.

4.AT-WILL EMPLOYMENT: Employees’ employment with the Company shall be “at will”. This means that, just as Employee may resign from the Company at any time with or without Cause, and the Company has the right to terminate the employment relationship with or without Cause. Nothing in this Retention Agreement shall be construed as a guarantee of continued employment or a contract of employment for any period of time. Likewise, nothing in this Agreement shall be construed to obligate the Company to offer or pay Employee additional bonus payments of any character.

5.SUCCESSORS AND ASSIGNS: This Agreement may not be assigned by Employee. This Agreement is binding upon, and inures to the benefit of, the Company and its affiliates and their successors and assigns.

6.RELEASE. Upon payment of any portion of the Retention Bonus hereunder, Employee shall have automatically, unconditionally and irrevocably released and discharged the Company, any member of the Company Group and any and all of the Company's affiliates, successors and assigns and any and all of its and their past and present officers, directors, managers, partners, members, shareholders, agents, employees and representatives from any and all claims which may be released in connection with, or in any manner related to or arising under, this Agreement with respect to the Retention Bonus.

7.OTHER BENEFITS. The Retention Bonus is a special incentive arrangement and will not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus,
Fidelity & Guaranty Life Insurance Company
801 Grand Ave., Suite 2600, Des Moines, IA 50309
1.888.697.LIFE • fglife.com
“F&G” is the marketing name for Fidelity & Guaranty Life Insurance Company issuing insurance in the United States outside of New York.
Life insurance and annuities issued by Fidelity & Guaranty Life Insurance Company, Des Moines, IA.

        Exhibit 10.1

incentive, retirement, death or other benefit under any other bonus, incentive, retirement, insurance or other employee benefit plan of the Company Group, unless such plan or agreement expressly provides otherwise.

8.UNFUNDED ARRANGEMENT. The Retention Bonus hereunder shall not be deemed to create a trust or other funded arrangement. Employee's rights with respect to the Retention Bonus shall be those of a general unsecured creditor of the Company, and under no circumstances shall the Employee have any other interest in any assets of the Company by virtue of the award of the Retention Bonus.

9.ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties and supersedes all oral or written negotiations of the parties with respect to the subject matter hereof, except as specifically stated herein.

10.AMENDMENTS: This Agreement may not be amended, modified, or changed in any way except by written document executed by each of the parties.

11.GOVERNING LAW: This Agreement shall be interpreted, construed, and governed by the laws of the State of Delaware, regardless of its place of execution or performance and without regard to principles of conflict of laws.

Agreed and Accepted:

Fidelity & Guaranty Life Business Services, Inc.

By: /s/ Karen Krug     Title: VP, Total Rewards & HR Operations

Employee: John Currier

Signature: /s/ John Currier

Fidelity & Guaranty Life Insurance Company
801 Grand Ave., Suite 2600, Des Moines, IA 50309
1.888.697.LIFE • fglife.com
“F&G” is the marketing name for Fidelity & Guaranty Life Insurance Company issuing insurance in the United States outside of New York.
Life insurance and annuities issued by Fidelity & Guaranty Life Insurance Company, Des Moines, IA.